Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-262140, 333-269137, 333-277825, and 333-285321 on Form S-8 and Registration Statement No. 333-275278, 333-277340, 333-277384 and 333-282107 on Form S-3 of our report dated February 17, 2026, relating to the consolidated financial statements of TPG Inc. and subsidiaries (“TPG”) and the effectiveness of TPG's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Fort Worth, Texas
February 17, 2026